Exhibit 10.9
                             EASTERN ENTERPRISES
                            1995 Stock Option Plan

1. Purpose of the Plan; Certain Definitions. The purpose of this plan (the "Plan") is to attract, retain and motivate those employees of Eastern Enterprises ("Eastern") or its subsidiaries whose efforts are determined by the Compensation Committee of the Board of Trustees of Eastern (the "Committee") to have an important bearing on the success of the business of Eastern and its subsidiaries ("Eligible Employees"). This purpose will be advanced by encouraging the ownership by such employees of shares of beneficial interest ("Stock") of Eastern. The term "Participant" means an Eligible Employee to whom an award is made under the Plan.

2. Administration of the Plan. The Plan shall be administered by the Committee. All members of the Committee shall be appointed by the Board of Trustees to serve at the Board's pleasure. All members of the Committee shall be both "disinterested" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and, to the extent required in order to qualify the Plan under Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code") (including any applicable transition rules), "outside directors" within the meaning of Section 162(m)(4)(C)(i) of the Code.

The Committee shall have authority, consistent with the Plan,

  (a) to determine which Eligible Employees shall be granted options;

  (b) to determine whether the options granted to any Eligible Employees shall be incentive stock options, as defined in Section 422(b) of the Code ("incentive stock options"), or non-statutory stock options, or both;

  (c) to determine whether stock appreciation rights shall be included in any or all options granted to an Eligible Employee, either concurrently with the grant of an option, or at any time thereafter during the term of such option, all in accordance with Section 8;

  (d) to determine whether any or all options granted to an Eligible Employee shall be exercisable with shares of Stock ("shares") or other permissible forms of payment in accordance with Section 7(c);

  (e) to determine the time or times when options shall be granted and the number of shares subject to each option;

  (f) to determine the option price of the shares subject to each option;

  (g) to prescribe the time or times when each option becomes exercisable and the duration of the exercise period;

  (h) to prescribe the form or forms of the instruments evidencing any options granted under the Plan and to change such forms from time to time;

  (i) to adopt, amend and rescind rules and regulations for the administration of the Plan, the options and stock appreciation rights and for its own acts and proceedings; and

  (j) to decide all questions and settle all controversies and disputes which may arise in connection with the Plan.

All decisions, determinations and interpretations of the Committee shall be binding upon all parties concerned.

3. Limitations. The Stock which may be issued and sold under the Plan shall not exceed in the aggregate 1,000,000 shares, except as such total number may be adjusted pursuant to Section 16 below. To the extent that any option granted under the Plan shall expire or terminate unexercised or for any reason become unexercisable as to any shares subject thereto, such shares shall thereafter be available for further grants under the Plan, within the limit specified above. Stock delivered upon the exercise of options may, as determined by the Board of Trustees, be previously issued Stock acquired by Eastern or authorized but theretofore unissued shares. The Board of Trustees and the officers of Eastern shall take appropriate action required for such delivery.

The maximum number of shares for which any Participant may be awarded options in any calendar year is 250,000. The maximum number of shares as to which any Participant may be awarded stock appreciation rights in any calendar year is likewise 250,000. For purposes of the limitations described in this paragraph, the cancellation and regrant, or the repricing, of an option or a stock appreciation right shall be treated as a new grant, and both the old and the new grants shall count against the applicable limit (to the extent occurring in the same calendar year). The limitations described in this paragraph shall be subject to adjustment to reflect stock splits, recapitalizations and other corporate changes to the extent consistent with continued qualification of the Plan under Section 162(m)(4)(C) of the Code, and shall be construed consistent with regulations (including proposed regulations) issued under Section 162(m) of the Code.
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4. Participants. Participants shall be selected from time to time by the
Committee in its discretion only from among Eligible Employees. The Committee may grant an option or stock appreciation right to any Eligible Employee who is then a Participant or to any other Eligible Employees in accordance with the Committee's determination from time to time.

5. Option Price. The option price per share with respect to each option shall be determined by the Committee but shall not be less than the fair market value of the Stock at the time the option is granted, as determined by the Committee.

6. Option Period. Each option shall, subject to Sections 10, 11 and 12 specify the period during which it may be exercised, which period shall not in any event exceed 10 years from the date the option is granted.

7. Exercise of Options.

  (a) Each option shall be made exercisable at such time or times, whether or not in installments, as the Committee shall prescribe at the time the option is granted. In the case of an option not immediately exercisable in full, the Committee may at any time accelerate the time at which all or any part of the option may be exercised.

  The instruments evidencing options intended to be incentive stock options shall contain such other provisions relating to exercise and other matters as are required of incentive stock options under the applicable provisions of the Code and applicable regulations (including proposed regulations), as from time to time in effect.

  (b) A person electing to exercise an option shall give written notice to Eastern, as specified by the Committee, of his or her election and of the number of shares he or she has elected to purchase, such notice to be accompanied by any relevant documents required by the Committee, and shall at the time of such exercise tender the purchase price of the shares he or she has elected to purchase in accordance with paragraph (c) below. If the notice of election to purchase is given by the executor or administrator of a deceased Participant, or by the person or persons to whom the option has been transferred by the Participant's will or the applicable laws of descent and distribution, Eastern shall be under no obligation to deliver shares pursuant to such exercise unless and until it is satisfied that the person or persons giving such notice is or are entitled to exercise the option.

  (c) Except as hereafter provided in this paragraph (c), the purchase price for shares subject to an option shall be payable to Eastern by cash (including check, bank draft or money order acceptable to the Committee and payable to the order of Eastern). If so provided by the Committee, an option may be made exercisable (i) by the delivery of shares of Stock (duly owned by the Participant and for which the Participant has good title free of any liens and encumbrances, and which, if acquired by the Participant from Eastern, shall have been held for at least six months) having a fair market value equal to the purchase price of the Stock to be purchased by exercise of the option, or (ii) by delivery of a promissory note of the Participant to Eastern, such note to be payable on such terms as are specified by the Committee, or (iii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to Eastern sufficient funds to pay the exercise price, or (iv) by any combination of the foregoing permissible forms of payment. If the price is paid in whole or in part in shares of Stock, such shares shall be valued at their fair market value at the time of exercise, as determined by the Committee. If the purchase price is paid in whole or in part in shares of Stock, the certificate for such shares shall be accompanied by appropriate instruments of transfer in form acceptable to the Committee. If an incentive stock option is to be exercisable, in whole or in part, other than by payment in cash as described above, the Committee shall so specify at the time the option is granted and an appropriate provision shall be included in the instrument evidencing the option.

8. Award and Exercise of Stock Appreciation Rights; Limitations.

  (a) A stock appreciation right is a right granted to the holder to receive, pursuant to the terms of the right, an amount payable in shares of Stock or, at the election of the Committee, cash or a combination of cash and shares of Stock, in each case equal to the increase in the value of the shares covered by the option to which the stock appreciation right is related, as more particularly set forth below in this Section 8. References in the Plan to the exercise of stock options shall include the exercise of any stock appreciation rights which are granted with such options.

  (b) Any option granted under the Plan, or any replacement or other option under the Plan, may contain such provisions relating to stock appreciation rights, not inconsistent with this Section 8 and other provisions of the Plan, as the Committee shall deem advisable. Any such option accompanied by a stock appreciation
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right shall provide for the surrender of any unexercised stock appreciation right to the extent that the option which it accompanies, or to which it is related, is exercised.

  (c) A stock appreciation right shall be exercisable when the related option is surrendered, and only to the extent the related option is, at the time, exercisable. No stock appreciation right shall be exercisable earlier than six months after the date of grant.

(d) An exercisable stock appreciation right shall entitle the holder to exercise such right or any portion thereof (and to surrender unexercised the accompanying option to which it relates, or any portion thereof) and to receive in satisfaction of such exercise, subject to the limitations below, an amount, payable as provided for below, having an aggregate value, as determined by the Committee, equal to (x) minus (y), where (x) is the fair market value, on the date of exercise of the stock appreciation right, of the shares of Stock subject to that portion of the accompanying option which is surrendered, and (y) is the option price of such shares. The Committee shall be entitled in its sole discretion to elect, at any time before or after exercise of any stock appreciation right by the holder, to discharge Eastern's obligation in respect thereof (i) by the delivery of shares of Stock or (ii) by the payment of cash or partially by the payment of cash and partially by the delivery of shares of Stock. The total value of payments under (ii) above shall equal the aggregate value of the shares of Stock deliverable under (i) above. No fractional shares will be delivered.

  (e) Unless otherwise consented to or unless otherwise required by the Committee at any time, any full or partial exercise by an Eastern Trustee or officer (as defined for this purpose by the applicable regulations of the Securities and Exchange Commission) of a stock appreciation right to be satisfied in cash, in full or partial settlement of the right so exercised at the time, shall be made only during the period beginning on the third business day following the date of release for publication of quarterly or annual (as the case may be) summary statements of sales and earnings of Eastern and its subsidiaries, and ending on the twelfth business day following such date.

  (f) The Committee may, in its discretion, as it deems such to be in the best interests of Eastern, impose other conditions and limitations upon the exercise of a stock appreciation right, and upon Eastern's obligations under the Plan in respect of stock appreciation rights, which conditions may include a condition or limitation that the stock appreciation right may only be exercised in accordance with further rules and regulations adopted by the Committee from time to time. Such rules and regulations may govern the right to exercise stock appreciation rights granted prior to the adoption or amendment of such rules and regulations as well as stock appreciation rights granted thereafter. Without limiting the foregoing, the Committee may specify that stock appreciation rights may be exercised by the holder thereof only with the consent of the Committee, or that stock appreciation rights may be exercised by the holder thereof without such consent, or that such stock appreciation rights shall be exercised automatically by the occurrence of an event, by the passage of time or in any other way.

9. Delivery of Shares. Eastern shall not be obligated to deliver any shares pursuant to the exercise of any option unless and until (i) in the opinion of Eastern's counsel, all applicable Federal and state laws and regulations have been complied with; (ii) in the event the outstanding Stock is at the time listed upon any stock exchange, the shares to be delivered have been listed or authorized to be added to the list upon official notice of issuance upon such exchange; and (iii) all other legal matters in connection with the issuance and delivery of shares have been approved by Eastern's counsel. Without limiting the generality of the foregoing, Eastern may require from the Participant or other person exercising the option such investment representation or such agreement, if any, as counsel for Eastern may consider necessary in order to comply with the Securities Act of 1933 and may require that the Participant or such other person agree that any sale of the shares will be made only on the New York Stock Exchange or in such other manner as is permitted by the Committee and that he or she will notify Eastern when he or she makes any disposition of the shares whether by sale, gift or otherwise. Eastern shall use its best efforts to effect any compliance and listing, and the Participant or other person exercising the option shall take any action reasonably requested by Eastern in such connection. A Participant or other person entitled to exercise an option or stock appreciation right shall have the rights of a shareholder only as to shares actually acquired by him or her under the Plan.

10. Rights in Event of Death. In the event of a Participant's death at a time when he or she is entitled to exercise an option, then at any time or times on or before the latest date on which the Participant could have exercised the option had he or she remained in the employ of Eastern or a subsidiary such option may be exercised, as to all or any of the shares which the Participant was entitled to purchase at the time of his or her death, by the Participant's executor or administrator or the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution. If a Participant dies before an option previously granted to him or her
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has become exercisable and the Participant is then in the employ of Eastern or one of its subsidiaries, such option shall be deemed to have been exercisable by such Participant immediately prior to his or her death to the extent the Participant could have exercised the option had he or she remained in the employ of Eastern or one of its subsidiaries until the time when the option would first have become exercisable to any extent.

11. Retirement and Disability. In the event of a Participant's retirement or disability at a time when he or she is entitled to exercise an option, then at any time or times on or before the latest date on which the Participant could have exercised the option had he or she remained in the employ of Eastern or a subsidiary the Participant may exercise such option as to all or any of the shares which he or she was entitled to purchase at the time of retirement or disability. For purposes of this Section, retirement or disability means termination of employment with Eastern or any subsidiary if such termination constitutes retirement or disability as provided for at the time of such termination under any retirement or disability program then maintained by Eastern or such subsidiary.

12. Other Termination of Employment. In the event the employment of a Participant terminates for any reason other than his or her death, disability or retirement, the Participant may, unless discharged for cause which in the opinion of the Committee casts such discredit on the Participant or Eastern as to justify immediate termination of the option, exercise the option after the date when his or her employment terminated, but only within three months after the date of termination or such longer period as the Committee, in its sole discretion, shall provide for either at the time the option is granted or in an amendment to the option. In no event, however, may any option granted under the Plan be exercised after the latest date on which the Participant could have exercised had he or she remained in the employ of Eastern or a subsidiary.

13. Replacement Options. Eastern may grant options under the Plan on terms differing from those provided for hereinabove where such options are granted in substitution for options held by employees of other companies who concurrently become employees of Eastern or a subsidiary as the result of a merger or consolidation of the employing company with Eastern or a subsidiary, or the acquisition by Eastern or a subsidiary of property or stock of the employing company. The Committee may direct that the substitute options be granted on such terms and conditions as it considers appropriate in the circumstances.

14. Non-transferability of Options. Options may not be transferred by the Participant otherwise than by will or the laws of descent and distribution, and during the Participant's lifetime shall be exercisable only by the Participant.

15. Use of Proceeds. The proceeds received by Eastern from the sale of shares pursuant to the Plan will be used for the general purposes of Eastern, except that any shares of Stock included in such proceeds may be held by Eastern as treasury shares.

16. Changes in Stock. In the event of a stock dividend, split-up or combination of shares, recapitalization or merger in which Eastern is the surviving company, or other similar capital change, the number and kind of shares or securities of Eastern subject to the Plan and to options and stock appreciation rights then outstanding and to be granted hereunder, the maximum number of shares or securities which may be issued or sold under the Plan, option prices and other relevant provisions shall be appropriately adjusted by the Board of Trustees of Eastern, whose determination shall be binding on all persons. In the event of a consolidation or a merger in which Eastern is not the surviving company, or in the event its outstanding shares are converted into securities of another entity or exchanged for other consideration, or in the event of the complete liquidation of Eastern, all outstanding options and stock appreciation rights shall thereupon terminate, but at least twenty days prior to the effective date of any such consolidation or merger, the Board of Trustees of Eastern shall either (a) make all outstanding options and stock appreciation rights immediately exercisable or (b) arrange to have the surviving company grant replacement options to the Participants.

17. Employment Rights. The adoption of the Plan does not confer upon any employee of Eastern or a subsidiary any right to continued employment with Eastern or a subsidiary, as the case may be, nor does it interfere in any way with the right of Eastern or a subsidiary to terminate the employment of any of its employees at any time.

18. Amendments. The Committee may at any time discontinue granting options and stock appreciation rights under the Plan. The Board of Trustees of Eastern may at any time or times amend the Plan or amend any outstanding option or stock appreciation right for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may be at the time permitted by law, provided that no such amendment shall, without the approval of the shareholders of Eastern, effect a change to the Plan that would require shareholder approval in order for the Plan to continue to qualify as exempt under Rule 16b-3 or to continue to qualify under Sections 162(m)(4)(C) and 422 of the Code, and no such amendment shall adversely affect the rights of any Participant (without his or her consent) under any option or stock appreciation right theretofore granted.
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19. Tax Withholding. The Committee may require, as a condition to the exercise of any option or stock appreciation right hereunder, that the Participant or other person exercising the same pay to Eastern all taxes required to be withheld in connection with such exercise. Without limiting the foregoing, the Committee in its discretion may permit such tax withholding to be satisfied through the holding back of shares otherwise deliverable upon exercise or through the tendering to Eastern of shares previously acquired by the person exercising the option or stock appreciation right.

20. Effective Date and Duration of Plan. The Plan shall become effective upon its adoption by the Board of Trustees of Eastern subject to approval within twelve months thereafter by vote of the holders of at least a majority of the shares of the outstanding Stock of Eastern. No options may be granted under the Plan after December 31, 2004.